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                                                               Exhibit 4(wwwww)


        The form of Subsequent Liquid Yield Option (Zero Coupon-Senior) Note Indenture, if any, with respect to Debt Securities will be substantially the same as the form of Liquid Yield Option (Zero Coupon-Senior) Note Indenture contained as Exhibit 4 (vvvvv) to the Registration Statement except that the name of any Subsequent Trustee with respect to any Subsequent Indenture will be inserted and any Subsequent Indenture will be dated as of a current date.